Exhibit 99.1

KFORCE REPORTS FIRST QUARTER 2020 REVENUE OF $335.2 MILLION AND EPS OF $0.42 PER SHARE
TECH FLEX YEAR-OVER-YEAR GROWTH OF 3.3% ON A BILLING DAY BASIS
TAMPA, FL, May 6, 2020 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the first quarter of 2020.
Quarterly Financial Highlights
•Revenue for the quarter ended March 31, 2020 was $335.2 million compared to $326.7 million for the quarter ended March 31, 2019, an increase of 1.0% on a billing day basis.
•Flex revenue of $326.1 million in the quarter ended March 31, 2020 increased 1.9%, on a billing day basis, from $315.0 million in the quarter ended March 31, 2019. Year-over-year growth for Tech Flex was 3.3% on a billing day basis, while FA Flex declined 3.4% on a billing day basis.
•Direct Hire revenue of $9.1 million in the quarter ended March 31, 2020 decreased 22.6% from $11.8 million for the quarter ended March 31, 2019.
•Operating margin for the quarter ended March 31, 2020 was 4.2%, an increase of 60 basis points from the comparable period in 2019.
•Income from continuing operations for the quarter ended March 31, 2020 was $9.1 million, or $0.42 per share, versus $8.0 million, or $0.32 per share, in the comparable period in 2019.
•Net debt as of March 31, 2020 was $68.2 million, or roughly 0.7 times trailing twelve months EBITDA, with $100.0 million of outstanding borrowings under our credit facility and $31.8 million of cash on hand.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, commented, “We are all navigating the unprecedented negative impacts of the COVID-19 health crisis on the U.S. and global economies. Beyond the economic impact is the very real and personal human cost, which has taken an immeasurable toll on global societies and families. At Kforce, we have continued to place a particular focus on the well-being of our associates, clients and consultants as our top priority. As mentioned in our prior press release, first quarter results met our expectations for both revenue and earnings per share. The impact of the crisis to our first quarter revenues didn’t begin until mid-March and was felt most significantly in our FA Flex and Direct Hire businesses.
While working from home, we have maintained normal business operations while taking prudent cost containment measures, including temporarily suspending new hires, eliminating discretionary spend and selectively reducing spend in other areas. We are well positioned to navigate through the current period without having to take drastic actions to reduce costs.
We have successfully navigated many previous economic recessions and, in each case, emerged a stronger and more focused Firm. We expect nothing different from this economic crisis. Further, we believe that the current crisis has only strengthened the secular drivers of demand in technology as companies assess their digital transformation efforts and evaluate geographical risk of positions and projects being supported internationally. Though these are difficult times, we are excited about what the future holds for our Firm.”
Joseph J. Liberatore, President, said, “We believe our 100% domestically focused service offerings, in high-demand, technology-driven skillsets, which can effectively be performed remotely, has positioned us extremely well to navigate these unprecedented times. Our first quarter results and early second quarter trends support this belief. We have also evolved our operating model over the years to be able to source and deliver talent on a large scale, which positioned our Firm to partner with several companies supporting roles associated with various government agencies’ response efforts.
Our experience has been that recessionary cycles result in a shift in the competitive environment and we believe we are ideally situated to take advantage of the market as conditions recover in what we believe could be an accelerated digitally-led expansion.”

David M. Kelly, Chief Financial Officer, said, “We believe we are in an enviable position with low debt levels, sufficient access to liquidity, healthy cash flows, a high-quality accounts receivable portfolio and a resilient revenue stream. We took a proactive measure to reduce liquidity risk in March 2020 when we borrowed an incremental $35.0 million under our credit facility and simultaneously entered into an interest rate swap to take advantage of historically low interest rates.
As of April 15, 2020, we had returned nearly $34.0 million in capital to our shareholders through our quarterly dividend and share repurchases and have reaffirmed our intent to maintain our dividend. To that end, we are pleased to announce that our Board of Directors approved a second quarter cash dividend of $0.20 per share. This dividend will be payable on June 19, 2020, to shareholders of record as of the close of business on June 5, 2020.
We will continue taking prudent steps to further improve our cash position and expect operating cash flows to be strong in the second quarter. Given the tremendous uncertainty, we will not be providing guidance for the second quarter.”
Conference Call
On Wednesday, May 6, 2020, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 7:00 p.m. E.T., Wednesday, May 6, 2020 through May 13, 2020 by dialing (855) 859-2056, passcode 4695205.
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of approximately 50 offices and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and maintaining sufficient flexibility to pursue acquisitions and make other strategic investments. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, ability to successfully manage outstanding litigation or other legal matters and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2019, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that: we will successfully manage risks to our revenue stream; or we will successfully put into place the people and processes that will create future success. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Revenue	$335,208	$336,230	$326,738
Direct costs	240,684	238,205	233,562
Gross profit	94,524	98,025	93,176
Selling, general and administrative expenses	79,216	77,114	79,813
Depreciation and amortization	1,393	1,431	1,650
Income from operations	13,915	19,480	11,713
Other expense, net	1,381	1,219	923
Income from continuing operations, before income taxes	12,534	18,261	10,790
Income tax expense	3,428	3,652	2,816
Income from continuing operations	9,106	14,609	7,974
(Loss) income from discontinued operations, net of tax	—	(401)	18,881
Net income	$9,106	$14,208	$26,855

Earnings per share – diluted:
Continuing operations	$0.42	$0.66	$0.32
Discontinued operations	—	(0.02)	0.75
Earnings per share – diluted	$0.42	$0.64	$1.07

Weighted average shares outstanding - diluted	21,860	22,266	25,019
Adjusted EBITDA	$18,209	$23,356	$15,897

Billing days	64	62	63

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$31,774	$19,831
Trade receivables, net of allowances	235,587	217,929
Prepaid expenses and other current assets	7,401	7,475
Total current assets	274,762	245,235
Fixed assets, net	29,462	29,975
Other assets, net	67,678	72,838
Deferred tax assets, net	8,546	8,037
Goodwill	25,040	25,040
Total assets	$405,488	$381,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$37,125	$33,232
Accrued payroll costs	45,988	44,001
Current portion of operating lease liabilities	5,201	5,685
Income taxes payable	4,026	878
Other current liabilities	954	1,168
Total current liabilities	93,294	84,964
Long-term debt – credit facility	100,000	65,000
Other long-term liabilities	58,795	63,898
Total liabilities	252,089	213,862
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	722	722
Additional paid-in capital	462,752	459,545
Accumulated other comprehensive loss	(2,647)	(1,526)
Retained earnings	354,926	350,545
Treasury stock, at cost	(662,354)	(642,023)
Total stockholders’ equity	153,399	167,263
Total liabilities and stockholders’ equity	$405,488	$381,125

Kforce Inc.
Key Statistics
(Unaudited)

	Q1 2020	Q4 2019	Q1 2019
Total Firm
Total Revenue (000’s)	$335,208	$336,230	$326,738
GP %	28.2%	29.2%	28.5%
Flex revenue (000’s)	$326,109	$325,700	$314,981
Hours (000's)	5,072	5,145	5,107
Flex GP %	26.2%	26.9%	25.8%
Direct Hire revenue (000’s)	$9,099	$10,530	$11,757
Placements	610	644	770
Average fee	$14,908	$16,353	$15,260
Billing days	64	62	63
Technology
Total Revenue (000’s)	$266,784	$264,912	$255,643
GP %	27.2%	27.8%	26.9%
Flex revenue (000’s)	$262,569	$260,153	$250,216
Hours (000’s)	3,410	3,391	3,335
Flex GP %	26.0%	26.4%	25.3%
Direct Hire revenue (000’s)	$4,215	$4,759	$5,427
Placements	243	250	300
Average fee	$17,347	$19,064	$18,106
Finance and Accounting
Total Revenue (000’s)	$68,424	$71,318	$71,095
GP %	32.3%	34.3%	34.3%
Flex revenue (000’s)	$63,540	$65,547	$64,765
Hours (000’s)	1,662	1,754	1,772
Flex GP %	27.0%	28.5%	27.8%
Direct Hire revenue (000’s)	$4,884	$5,771	$6,330
Placements	367	394	470
Average fee	$13,294	$14,637	$13,447

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Billing Days	64	62	64	64	63
Tech Flex	3.3%	4.8%	6.5%	6.2%	9.8%
FA Flex	(3.4)%	(7.6)%	(5.3)%	(9.4)%	(11.7)%
Total Flex	1.9%	2.1%	3.9%	2.6%	4.6%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows. For the three months ended March 31, 2019, Free Cash Flows includes results from discontinued operations.

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$3,005	$11,789
Capital expenditures	(1,971)	(1,496)
Free cash flow	1,034	10,293
Change in debt	35,000	10,700
Repurchases of common stock	(19,470)	(14,875)
Cash dividend	(4,293)	(4,406)
Other	(328)	(1,565)
Change in cash and cash equivalents	$11,943	$147

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before (loss) income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Net income	$9,106	$14,208	$26,855
(Loss) income from discontinued operations, net of tax	—	(401)	18,881
Income from continuing operations	9,106	14,609	7,974
Depreciation and amortization	1,393	1,431	1,650
Stock-based compensation expense	2,896	2,443	2,534
Interest expense, net	791	749	923
Income tax expense	3,428	3,652	2,816
Loss from equity method investment	595	472	—
Adjusted EBITDA	$18,209	$23,356	$15,897
Adjusted EBITDA from continuing operations for the three months ended March 31, 2019 included $2.0 million due to actions taken as a result of the GS divestiture.

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors. During the three months ended March 31, 2020, the Firm did not have any adjusted financial performance measures.

	Three Months Ended Mar. 31, 2019
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of SG&A and Operating Margin:
Selling, general and administrative expenses	$79,813	$(2,035)	$77,778
SG&A as a percentage revenue	24.4%	(0.6)%	23.8%
Income from operations	$11,713	$2,035	$13,748
Operating margin	3.6%	0.6%	4.2%

Reconciliation of Tax Impact and Profitability:
Income from continuing operations, before income taxes	$10,790	$2,035	$12,825
Income tax expense (2)	$2,816	$531	$3,347
Income from continuing operations	$7,974	$1,504	$9,478
Earnings per share from continuing operations - diluted	$0.32	$0.06	$0.38
(1) Includes $2.0 million of pre-tax ($1.5 million after-tax) due to actions taken as a result of the GS divestiture.
(2) The tax rate utilized for the adjustments was our Q1 2019 effective tax rate from continuing operations of 26.1%.